                                                                  EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

         Set forth below is a list of certain of the Registrant's subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Revlon, Inc. is a majority owned subsidiary of the Registrant. Revlon Consumer Products Corporation is wholly owned by Revlon, Inc. Each of the other listed subsidiaries is wholly owned by Revlon Consumer Products Corporation directly, or indirectly, and all listed subsidiaries are included in the Registrant's consolidated financial statements. The names of the Registrant's remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                             DOMESTIC SUBSIDIARIES

Almay, Inc., a Delaware corporation
Charles Revson Inc., a New York corporation
Charles of the Ritz Group Ltd., a Delaware corporation
Cosmetics & More Inc., a Delaware corporation
North America Revsale Inc., a New York corporation
Pacific Finance & Development Corp., a California corporation
PPI Two Corporation, a Delaware corporation
Revlon Consumer Products Corporation, a Delaware corporation
Revlon Consumer Corp., a Delaware corporation
Revlon Government Sales, Inc., a Delaware corporation
Revlon, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation
Revlon Products Corp., a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation
RIT Inc., a Delaware corporation


                             FOREIGN SUBSIDIARIES

ACN 000 189 186 Pty Limited (Australia)
Almay Cosmetics Ltd. (Canada)
Almay Japan Kabushiki Kaisha (Japan)
Alpha Cosmetics B.V. (Netherlands)
Becadis B.V. (Netherlands)
CEIL - Comercio e Distribuidora Ltda. (Brazil)

Cendico B.V. (Netherlands)
Charles of the Ritz Limited (United Kingdom)
Deutsche Revlon GmbH (Germany)
Deutsche Revlon GmbH & Co. KG (Germany)
Eurital S.r.l. (Italy)
European Beauty Products S.L. (Spain)
European Beauty Products S.p.A. (Italy)
Europeenne de Produits de Beaute, S.A. (France)
Kenma Holding B.V. (Netherlands)
Korihor (No. 1) Pty. Limited  (Australia)
Madison (Services) Pty. Limited  (Australia)
New Revlon Argentina S.A. (Argentina)
Productos Cosmeticos de Revlon, S.A. (Guatemela)
Promethean Insurance Limited (Bermuda)
REMEA Luxembourg S.A.R.L. (Luxembourg)
REMEA 1 B.V. (Netherlands)
REMEA 2 B.V. (Netherlands)
Revlon AB (Sweden)
Revlon (Aust) Services Pty Limited (Australia)
Revlon Australia Pty Limited (Australia)
Revlon Beauty Products, S.L. (Spain)
Revlon (Bermuda) Holdings Ltd. (Bermuda)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon (Cayman) Limited  (Cayman Islands)
Revlon Chile S.A. (Chile)
Revlon China Holdings Limited   (Cayman Islands)
Revlon Cosmetics and Fragrances Limited (United Kingdom)
Revlon Europe, Middle East and Africa Ltd. (Bermuda)
Revlon Gesellschaft mbH (Austria)
Revlon Group Limited (United Kingdom)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon Ireland Limited (Ireland)
Revlon (Israel) Limited (Israel)
Revlon Kabushiki Kaisha (Japan)
Revlon Latin America and Caribbean, Ltd. (Bermuda)
Revlon Ltd. (Brazil)
Revlon (Maesteg) Pension Trustee Company Limited (United Kingdom)
Revlon Manufacturing Ltd. (Bermuda)
Revlon Mauritius Ltd. (Mauritius)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited  (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon (Panama) S.A. (Panama)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)

Revlon Personal Care Kabushiki Kaisha (Japan)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon Real Estate Kabushiki Kaisha (Japan)
Revlon Russia SNC (France)
Revlon, S.A. (Mexico)
Revlon (Shanghai) Limited  (China)
Revlon South Africa (Proprietary) Limited (South Africa)
Revlon S.P. Z.o.o. (Poland)
Revlon (Suisse) S.A. (Switzerland)
Revlon Superannuation Pty. Ltd. (Australia)
Revlon Taiwan Limited (Taiwan)
RGI Beauty Products (Namibia) (Proprietary) Ltd. (Namibia)
RGI Beauty Products (Pty.) Limited (South Africa)
RGI (Cayman) Limited (Cayman Islands)
RGI Limited (Cayman Islands)
RIC Pty. Limited (Australia)
R.I.F.C. Bank Limited (Bahamas)
R.O.C. Holding, C.A. (Venezuela)
S.E.F.A.O., S.A. (Spain)
Shanghai Revstar Cosmetic Marketing Services Limited (China)
Tindafil, S.A. (Uruguay)
YAE Artistic Packings Industry Ltd. (Israel)
YAE Press 2000 (1987) Ltd. (Israel)